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                                                                   Exhibit 10.11

                                    FORM OF

                                  AMENDMENT TO
                                   ITXC CORP.
                           1998 STOCK INCENTIVE PLAN

                       Dated as of _______________, 1999

     Upon the approval of the Board of Directors of ITXC Corp. (the "Corporation") and with the consent of the stockholders' of the Corporation, as applicable, the ITXC Corp. 1998 Stock Incentive Plan is hereby amended as described below. The Corporation is authorized to prepare a Restated 1998 Stock Incentive Plan including this Amendment.

     Section 5.1 of the Plan is hereby deleted and replaced in its entirety as follows:

     "5.1 The maximum number of Shares that may be made the subject of Options and Awards granted under the Plan is 3,850,000, plus an annual increase to be added on January 1 of each year beginning in the year 2000 equal to the least of (i) 1,000,000 Shares, (ii) 3% of the outstanding Shares (on a non-diluted basis) on such date or (iii) an amount specified by the Board of Directors. Upon a Change in Capitalization, the maximum number of Shares shall be adjusted in number and kind pursuant to Section 11 hereof. The Company shall reserve for the purposes of the Plan, out of its authorized but unissued Shares or out of Shares held in the Company's treasury, or partly out of each, such number of Shares as shall be determined by the Board."